UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 19, 2016 (January 15, 2016)

TYCO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in its Charter)

Ireland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Unit 1202, Building 1000, City Gate
Mahon, Cork, Ireland
(Address of Principal Executive Offices, including Zip Code)
353-21-423-5000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01     Other Events
On January 15, 2016, Tyco International plc (the “Company”), as Audit Managing Party under each Tax Sharing Agreement dated September 25, 2007 (among the Company, TE Connectivity Ltd. and Covidien plc (which on January 26, 2015 was acquired by and now operates as a subsidiary of Medtronic plc) and dated September 28, 2012 (among the Company, ADT Corporation and Pentair Ltd. (along with TE Connectivity and Covidien, the “Parties”)), entered into Stipulations of Settled Issues with the Internal Revenue Service (the “IRS”) intended to resolve all disputes related to the previously disclosed intercompany debt issues for the Company’s 1997 – 2000 audit cycle currently before the U.S. Tax Court. The Stipulations of Settled Issues are contingent upon the IRS Appeals Division applying the same settlement to all intercompany debt issues on appeal for subsequent audit cycles (2001 – 2007) and, if applicable, review by the United States Congress Joint Committee on Taxation. For a description of the Company’s intercompany debt dispute for the 1997 – 2000 audit cycle and subsequent audit cycles see note 6 — “Income Taxes” of the notes to the consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2015.
If finalized, the tentative resolution would cover all aspects of the controversy before the U.S. Tax Court described above and before the Appeals Division of the IRS, and would result in a total cash payment to the IRS in the range of $475 million to $525 million, which includes all interest and penalties. This payment would be subject to the sharing formula in each Tax Sharing Agreement, and would be shared among the Company, Covidien and TE Connectivity 27%, 42% and 31%, respectively, with neither ADT nor Pentair being responsible for any payment related to this amount.
The Company does not expect to recognize any additional charges related to the resolution, as the Company had previously recorded sufficient reserves with respect to this controversy and its obligations under the Tax Sharing Agreements. The Parties expect payment to be made to the IRS, and among the Parties, within the next six months.
FORWARD-LOOKING STATEMENTS

This filing contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as “anticipate”, “estimate”, “believe”, “commit”, “confident”, “continue”, “could”, “intend”, “may”, “plan”, “potential”, “predict”, “positioned”, “should”, “will”, “expect”, “objective”, “projection”, “forecast”, “goal”, “guidance”, “outlook”, “effort”, “target”, and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Forward-looking statements included in this filing include statements addressing the proposed settlement with the IRS relating to the Company’s intercompany debt dispute for the 1997 – 2000 audit cycle before the U.S. Tax Court and subsequent audit cycles (2001 – 2007) before the Appeals Division of the IRS, including the proposed settlement terms, and the application by the IRS of the same settlement or framework to all the Company’s U.S. income tax returns filed subsequent to fiscal 2000. The forward-looking statements in this filing are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: the risk that the conditions precedent to the settlement are never met and the intercompany debt dispute is not settled with the IRS, the risk that a party to the Tax Sharing Agreement defaults under its payment obligations pursuant to the Tax Sharing Agreement and the risk that the IRS may not consistently apply the terms of the settlement to all the Company’s U.S. income tax returns filed subsequent to fiscal 2000. The Company is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in the Company Annual Report on Form 10-K for the fiscal year ended September 25, 2015 and in subsequent filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL PLC
(Registrant)

	By:	/s/ ANDREA GOODRICH
Andrea Goodrich
Vice President and Corporate Secretary

Date: January 19, 2016

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